Exhibit 10.14

Certain identified information redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SAAS AGREEMENT Gravity Supply Chain Solutions Limited PO Management (POM)

Software as a Service agreement | Private and confidential ©2020 Gravity Supply Chain Solutions Pte Ltd

PARTIES

	SUPPLIER	CLIENT

COMPANY NAME	Gravity Supply Chain Solutions Limited (Gravity)	BridgeNet Solutions Inc (BNS)

REGISTERED ADDRESS

REGISTERED NUMBER	2182551	[Number]

SIGNATURES

	SUPPLIER	CLIENT

SIGNED FOR AND ON BEHALF OF	Gravity	BNS

FULL NAME

POSITION	CEO	CEO

EMAIL

DATE	16th November 2021	09th Dec. 2021

AUTHORIZED SIGNATORY	‘

SECTION A: AGREEMENT AND KEY DETAILS

AGREEMENT

The Supplier agrees to provide, and the Client agrees to the licence, the Gravity software applications as a service offering under a private label, and related services, as per the terms of the Agreement.

The Agreement comprises:

►	Section A: Agreement and Key Details (this document); and

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►	Section B: General Terms (this document)

►	Schedule 1 – Technical Service Level Agreement (a separate document)

►	Schedule 2 – Deliverable Functionality (a separate document)

KEY DETAILS

START DATE	As at the signed Date of this Agreement

END DATE	See clause 9

The SaaS Service is a software licensing and delivery model in which the Gravity software applications are licensed and are centrally hosted by Gravity

As at the date of this Agreement

	►	Provision of POM solution as detailed within Schedule 2

RELATED SERVICES	►	Implementation and integration with pre-agreed data sources

	►	Training for the Clients and Staff under the Train the Trainer program within Schedule 2

	►	Technical Support as detailed within Schedule 1

FEES: RECURRING

SAAS FEES	As per Schedule (US$)

CONTAINER TRACKING	1.25 USD
per CONTAINER (ATD within the month of invoice)

AWB TRACKING	2.95 USD
per AWB (ATD within the month of invoice)

RAIL TRACKING	1.95 USD
per CONTAINER (ATD within the month of invoice)

INVOICE DATE	Quarterly in advance on fixed. Variable will be last day of the month

PAYMENT TERMS	30 days after invoice date

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FEES: ONE-OFF

IMPLEMENTATION	[Fee] USD

INTEGRATION	[Fee] USD

BRANDING	[Fee] USD

INVOICE DATE	SaaS agreement signed to date

PAYMENT TERMS	30 days after the invoice date

FEES: OTHER

Development included within the monthly use fee is defined by on-going technical/data development that is deemed generic by Gravity and deployable across the Gravity Community.

BESPOKE	Bespoke development and developments that require client exclusivity will be billed at a rate of: 1250 USD
DEVELOPMENT	per worker-day of work and subject to agreement between both parties beforehand.

Unless specifically stated all charges and costs will be for the account of the Supplier

INVOICING INFORMATION:

Company Name:
Company Address:
INVOICING	Finance Contact:
INSTRUCTIONS	Finance Email:
Finance Telephone Number:
Invoice Reference: .........................................................................................................

PAYMENT TERMS	30 days after the invoice date

PAYMENT OF GRAVITY INVOICES

Company Name: Gravity Supply Chain Solutions Ltd

PAYMENT	A/C Number :
INSTRUCTIONS	Bank Name :
Bank Address :
SWIFT Address :

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SECTION B: GENERAL TERMS

1.	INTERPRETATION

1.1.	DEFINITIONS

In the Agreement, the following terms have the stated meaning:

TERM	MEANING

AGREEMENT	Section A (Agreement and Key Details, including the signature clauses) and Section B (General Terms) and Schedules 1 and 2

APPLICABLE LAWS	means all applicable laws, regulations, regulatory requirements, codes of practice, and guidance in force from time to time in the Territory and/or governing the performance or receipt of the Services; Governing Law of Singapore.

CONFIDENTIAL INFORMATION	the terms of the Agreement and any information that is not public knowledge and that is obtained from the other party in the course of, or in connection with, the Agreement.

Intellectual Property owned by the Supplier (or its licensors), including the Gravity Software, is the Supplier’s Confidential Information. Data is the Client’s Confidential Information.

DATA	all data, content, and information (including Personal Information) owned, held, used or created by or on behalf of the Client that is stored using, or inputted into the Services.

END DATE	the end date set out in the Key Details.

FEES	the fees set out in the Key Details, as updated from time to time in accordance with clause 5.4.

FORCE MAJEURE	an event that is beyond the reasonable control of a party, excluding:
	►	an event to the extent that it could have been avoided by a party taking reasonable steps or reasonable care

GRAVITY SOFTWARE	the software owned by the Supplier (and licensed by the Client) that is used to provide the SaaS Service, is limited to the functionality to that as detailed in Schedule 2

INTELLECTUAL PROPERTY RIGHTS	includes copyright and all worldwide rights conferred under statute, common law or equity relating to inventions (including patents), registered and unregistered trademarks and designs, circuit layouts, data and databases, confidential information, know-how, and all other rights resulting from intellectual activity. INTELLECTUAL PROPERTY has a consistent meaning and includes any enhancement, modification or derivative work of the Intellectual Property.

KEY DETAILS	the Agreement specific details set out in Section A of the Agreement.

OBJECTIONABLE	includes being objectionable, defamatory, obscene, harassing, threatening, or unlawful in any way.

PAYMENT TERMS	the payment terms set out in the Key Details.

PERMITTED USERS	that personnel of the Client who is authorized to access and use the Services on the Client’s behalf in accordance with clause 3.3.

PERSONAL INFORMATION	has the meaning given in the Personal Data (Privacy) Ordinance (Cap 486) and the Data Protection Act 1998 (as appropriate);

RELATED SERVICES	any service relates to the services described in the Key Details and any further services that the Supplier agrees to provide to the Client under the Agreement

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SAAS SERVICE	the service having the core functionality described in the Key Details and Schedules 1 and 2

SERVICES SERVICE LEVELS	the SaaS Service and any Related Service.
means the service levels for the SaaS Service as set out in Schedule 1;

START DATE	the start date the Agreement set out in the Key Details.

UNDERLYING SYSTEMS	the Gravity Software, IT solutions, systems, and networks (including software and hardware) used to provide the Services, including any third-party solutions, systems, and networks.

YEAR	a 12-month period

1.2.	INTERPRETATION

In the Agreement:

A.	clause and other headings are for ease of reference only and do not affect the interpretation of the Agreement;

B.	words in the singular include the plural and vice versa;

C.	a reference to:

i.	a party to the Agreement includes that party’s permitted assigns;

ii.	personnel includes officers, employees, contractors, and agents, but a reference to the Client’s personnel does not include the Supplier;

iii.	a person includes an individual, a body corporate, an association of persons (whether corporate or not), a trust, a government department, or any other entity;

iv.	including and similar words do not imply any limit; and

v.	a statute includes references to regulations, orders or notices made under or in connection with the statute or regulations and all amendments, replacements or other changes to any of them;

D.	no term of the Agreement is to be construed against a party because the term was first proposed or drafted by that party; and

E.	if there is any conflict between Section B and Section A of the Agreement, Section A prevails unless expressly stated otherwise in Section B.

2.	SERVICES

2.1.	GENERAL

The Supplier shall use best efforts to provide the Services:

A.	in accordance with the Agreement and the laws of Singapore.

B.	exercising reasonable care, skill, and diligence; and

C.	using suitably skilled, experienced and qualified personnel.

2.2.	NON-EXCLUSIVE

The Supplier’s provision of the Services to the Client is non-exclusive. Nothing in the Agreement prevents the Supplier from providing the Services to any other person.

2.3.	AVAILABILITY

A.	Subject to clause 2.3b, the Supplier will use reasonable efforts to ensure the SaaS Service is available on a 24/7 basis and shall comply with the Service Levels as detailed in Schedule 1.

However, it is possible that on occasion the SaaS Service may be unavailable to permit maintenance or other development activity to take place, or in the event of Force Majeure.

The Supplier will use reasonable efforts to publish advance details of any unavailability. All Maintenance shall be in accordance with Schedule 1

B.	Through the use of web services and APIs, the SaaS Service interoperates with a range of third party service features.

The Supplier does not make any warranty or representation on the availability of those features.

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Without limiting the previous sentence, if a third party feature provider ceases to provide that feature or ceases to make that feature available on reasonable terms, the Supplier will use reasonable efforts to ensure that a replacement is sourced and implemented with no disruption in service to the Client and to ensure that the Supplier has wherever possible and reasonable, to operate multiple third party providers of the same features.

However, if this is not possible the supplier may cease to make available that feature to the Client.

To avoid doubt, if the Supplier exercises its right to cease the availability of a third party feature, the Client is not entitled to any refund, discount or other compensation.

2.4.	UNDERLYING SYSTEMS

The Supplier is responsible for procuring all Underlying Systems reasonably required for it to provide the SaaS Service in accordance with the Agreement.

2.5.	ADDITIONAL RELATED SERVICES

A.	The Supplier may, from time to time, make available additional services to supplement the SaaS Service.

B.	At the request of the Client and subject to the Client paying the applicable Fees, the Supplier may agree to provide to the Client an additional Related Service on the terms of the Agreement.

C.	The parties may agree on work Orders to add new functionality.

2.6.	MINIMUM BROWSER STANDARDS

A.	For optimum on-screen visual experience, the Supplier recommends the Client and any assigned users use the latest desktop version of Google Chrome.

B.	The following browsers are supported by the Supplier and the Client and associated users should expect a suitable on-screen visual experience

i.	Google Chrome
ii.	Mozilla Firefox
iii.	Microsoft Edge
iv.	Safari version 9 and above
v.	MS Internet Explorer 11 and higher

C.	For the avoidance of doubt, the Supplier will only support browsers that are also supported by the provider themselves. If any of the browsers named in 2.6b become unsupported by the provider, the Supplier will make a reasonable effort to notify the Client.

3.	CLIENT OBLIGATIONS

3.1.	GENERAL USE

The Client and its personnel must:

A.	use the Services in accordance with the Agreement solely for:

i.	the Client’s own business purposes; including resale or licensing under private label branding and

ii.	lawful purposes; and

B.	not resell or make available the Services to any third party who are not a user of the Client’s core business services, or otherwise commercially exploit the Services.

3.2.	ACCESS CONDITIONS

A.	When accessing the SaaS Service, the Client and its personnel must:

B.	not impersonate another person or misrepresent authorization to act on behalf of others or the Supplier;

C.	correctly identify the sender of all electronic transmissions;

D.	not attempt to undermine the security or integrity of the Underlying Systems;

E.	not use, or misuse, the SaaS Service in any way which may impair the functionality of the Underlying Systems or impair the ability of any other user to use the SaaS Service;

F.	not attempt to view, access or copy any material or data other than that to which the Client is authorized to access;

G.	neither use the SaaS Service in a manner nor transmit, input or store any Data, that breaches any third party right (including Intellectual Property Rights and privacy rights) or is Objectionable, incorrect or misleading; and

H.	comply with any terms of use on the Website, as updated from time to time by the Supplier.

I.	For the avoidance of doubt, any user of the Client’s core business services that the Client allows access to the SaaS Service, are bound by section 3.2 and 3.3

3.3.	PERSONNEL

A.	Without limiting clause 3.2, no individual other than a Permitted User may access or use the SaaS Service.

B.	The Client may authorize any member of its personnel to be a Permitted User, in which case the Client will provide the Supplier with the Permitted User’s name and other information that the Supplier reasonably requires in relation to the Permitted User.

C.	The Client must procure each Permitted User’s compliance with clauses 3.1 and 3.2 and any other reasonable condition notified by the Supplier to the Client.

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D.	A breach of any term of the Agreement by the Client’s personnel including, to avoid doubt, a Permitted User, is deemed to be a breach of the Agreement by the Client.

3.4.	Authorizations

The Client is responsible for procuring all licenses, authorizations and consents required for it and its personnel to use the Services (other than the right to use any intellectual property associated with the Source application, including to use, store and input Data into, and process and distribute Data through, the Services.

4.	DATA

4.1.	SUPPLIER ACCESS TO DATA

A.	The Client acknowledges that:

i.	the Supplier may require access to the Data to meet its obligations under this Agreement and provide the services outlined, however at all time access will be governed by the General Data Protection Regulation; and

ii.	to the extent that this is necessary but subject to clause 6, the Supplier may authorize a member or members of its personnel to access the Data for this purpose.

B.	The Client must arrange all consents and approvals that are necessary for the Supplier to access the Data as described in clause 4.1a.

4.2.	DATA PROCESSOR

A.	The Client acknowledges and agrees that to the extent Data contains Personal Information, in collecting, holding and processing that information through the Services, the Supplier is acting as a data processor of the Client for the purposes of applicable privacy laws.

B.	The Client must obtain all necessary consents from the relevant individual to enable the Supplier to collect, use, hold and process that information in accordance with the Agreement.

4.3.	BACKUPS OF DATA BY CLIENT

While the Supplier will take standard industry measures to back up all Data stored using the Services, the Client agrees to keep a separate back-up copy of all Data uploaded by it onto the SaaS Service.

4.4.	BACKUPS OF DATA BY SUPPLIER

The Supplier will perform a nightly backup of the Client’s Database Instance which will be retained for 30 days.

4.5.	INTERNATIONAL STORAGE OF DATA

The Client agrees that Supplier may store Data (including any Personal Information) in secure servers in a place of its choosing and may access that Data (including any Personal Information) in the said location from time to time, in accordance with clause 4.1. The Supplier also has the right to change the location where it stores the Data (including any Personal Information). The Supplier promises to provide the Client with details of the data locations upon request.

4.6.	NOTIFICATION OF SUSPECTED OR ACTUAL DATA BREACH

The Supplier agrees they will notify the Client if any suspected or actual breach of data occurs immediately. The Supplier will take all reasonable steps to discover the cause of the breach, limit or stop the dissemination of data and prevent any further breach

4.7.	INDEMNITY

Any liability, claim, proceeding, cost, expense (including the actual legal fees charged by the Supplier’s solicitors) and loss of any kind arising from any actual or alleged claim by a third party that any Data infringes the rights of that third party (including Intellectual Property Rights and privacy rights) or that the Data is Objectionable, incorrect or misleading will be apportioned on liability by liability basis.

5.	INTELLECTUAL PROPERTY

5.1.	OWNERSHIP

A.	Subject to clause 5.1 b and c, title to, and all Intellectual Property Rights in, the Services, the Website, and all Underlying Systems is and remains the property of the Supplier. The Client must not dispute that ownership.

B.	Title to, and all Intellectual Property Rights in, the Data (as between the parties) remains the property of the Client. The Client grants the Supplier a worldwide, non-exclusive, fully paid up, transferable, irrevocable license to use, store, copy, modify, make available and communicate the Data for any purpose in connection with the exercise of its rights and performance of its obligations in accordance with the Agreement.

C.	Where the Client opts to engage the Supplier in the Services on an exclusive development basis (i.e. bespoke to Client and non-releasable to rest of the Supplier’s customers), title to, and all Intellectual Property Rights remain the property of the Client. In the event of termination of the Services, the Supplier will cease to use anything deemed to be bespoke to the Client.

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5.2.	KNOW HOW

To the extent not owned by the Supplier, the Client grants the Supplier a royalty-free, transferable, irrevocable and perpetual license to use any know-how, techniques, ideas, methodologies, and similar Intellectual Property used by the Supplier in the provision of the Services.

5.3.	FEEDBACK

If the Client provides the Supplier with ideas, comments or suggestions relating to the Services or Underlying Systems (together feedback):

A.	all Intellectual Property Rights in that feedback, and anything created as a result of that feedback (including new material, enhancements, modifications or derivative works), are owned solely by the Supplier unless related to clause 5.1c and

B.	the Supplier may use or disclose the feedback for any purpose.

5.4.	THIRD-PARTY SITES AND MATERIAL

The Client acknowledges that the SaaS Service may link to third-party websites or feeds that are connected or relevant to the SaaS Service. Any link from the SaaS Service does not imply any Supplier endorsement, approval or recommendation of, or responsibility for, those websites or feeds or their content or operators. To the maximum extent permitted by law, the Supplier excludes all responsibility or liability for those websites or feeds.

5.5.	THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS INDEMNITY

A.	The Supplier indemnifies the Client against any claim or proceeding brought against the Client to the extent that claim or proceeding alleges that the Client’s use of the SaaS Service in accordance with the Agreement constitutes an infringement of a third party’s Intellectual Property Rights (IP CLAIM). The indemnity is subject to the Client:

i.	promptly notify the Supplier in writing of the IP Claim;

ii.	making no admission of liability and not otherwise prejudicing or settling the IP Claim, without the Supplier’s prior written consent; and

iii.	giving the Supplier complete authority and information required for the Supplier to conduct and/or settle the negotiations and litigation relating to the IP Claim. The costs incurred or recovered are for the Supplier’s account.

B.	The indemnity in clause 5.5a does not apply to the extent that an IP Claim arises from or in connection with:

i.	the Client’s breach of the Agreement;

ii.	use of the SaaS Service in a manner or for a purpose not authorized in writing by the Supplier; or

iii.	any Data.

C.	If at any time an IP Claim is made, or in the Supplier’s reasonable opinion is likely to be made, then in defense or settlement of the IP Claim, the Supplier may (at the Supplier’s option):

i.	obtain for the Client the right to continue using the items which are the subject of the IP Claim; or

ii.	modify, re-perform or replace the items which are the subject of the IP Claim so they become non-infringing.

iii.	If option (i) or (ii) is not available Client may terminate the Agreement without any liability and Supplier shall refund the Client the Fees on a prorated basis.

6.	CONFIDENTIALITY

6.1.	SECURITY

Each party must unless it has the prior written consent of the other party:

A.	keep confidential at all times the Confidential Information of the other party;

B.	effect and maintain adequate security measures to safeguard the other party’s Confidential Information from unauthorized access or use; and

C.	Disclose the other party’s Confidential Information to its personnel or professional advisors on a need to know basis only and, in that case, ensure that any personnel or professional advisor to whom it discloses the other party’s Confidential Information is aware of and complies with, the provisions of clauses 6.1a and 6.1b.

6.2.	PERMITTED DISCLOSURE

The obligation of confidentiality in clause 6.1a does not apply to any disclosure or use of Confidential Information:

A.	for the purpose of performing an obligation under the Agreement or exercising a party’s rights under the Agreement;

B.	required by law (including under the rules of any stock exchange);

C.	which is publicly available through no fault of the recipient of the Confidential Information or its personnel;

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D.	which was rightfully received by a party to the Agreement from a third party without restriction and without breach of any obligation of confidentiality; or

E.	by the Supplier, if required as part of a bona fide sale of its business (assets or shares, whether in whole or in part) to a third party, provided that the Supplier enters into a confidentiality agreement with the third party on terms no less restrictive than this clause 6 and that prior permission is granted by the Client.

6.3.	The Supplier shall have the right to make any announcements relating to this Agreement or its existence, execution or its subject matter or issue, publish or distribute any press release or other external publicity (in whatever media) or enter into any advertising or marketing in relation to this Agreement.

7.	WARRANTIES

7.1.	MUTUAL WARRANTIES

Each party warrants that it has full power and authority to enter into and perform its obligations under the Agreement which, when signed, will constitute binding obligations on the warranting party.

7.2.	NO IMPLIED WARRANTIES

To the maximum extent permitted by law:

A.	the Supplier’s warranties are limited to those set out in the Agreement, and all other conditions, guarantees or warranties whether expressed or implied by statute or otherwise are expressly excluded and, to the extent that they cannot be excluded, liability for them is limited to fees paid; and

B.	the Supplier makes no representation concerning the quality of the Services but promises that the Services will:

i.	to the best of our ability, meet the Client’s requirements and be suitable for a purpose; and be secure, free of viruses or other harmful code, and to the extent reasonably possible be uninterrupted or error-free.

7.3.	LIMITATION OF REMEDIES

Where legislation or rule of law implies into the Agreement a condition or warranty that cannot be excluded or modified by contract, the condition or warranty is deemed to be included in the Agreement.

However, the liability of the Supplier for any breach of that condition or warranty is limited, at the Supplier’s option, to:

A.	supplying the Services again; and/or

B.	paying the costs of having the Services supplied again.

8.	LIABILITY

8.1.	MAXIMUM LIABILITY

The maximum aggregate liability of the Supplier under or in connection with the Agreement or relating to the Services, whether in contract, tort (including negligence), breach of statutory duty or otherwise, must not in any Year exceed twice (2) x the billed Fees. The cap in this clause 8.1 includes the cap set out in clause 7.3a.

8.2.	UNRECOVERABLE LOSS

Neither party is liable to the other under or in connection with the Agreement or the Services for any:

A.	loss of profit, revenue, savings, business, use, , and/or goodwill; or

B.	consequential, indirect, incidental or special damage or loss of any kind.

8.3.	UNLIMITED LIABILITY

A.	Clauses 8.1 and 8.2 do not apply to limit the Supplier’s liability:

i.	under the indemnity in clause 5.5a; or

ii.	under or in connection with the Agreement for:

1. personal injury or death;

2. fraud or wilful misconduct; or

3. a breach of clause 6.

B.	Clause 8.2 does not apply to limit the Client’s liability:

i.	to pay the Fees;

ii.	under the indemnity in clause 4.7; or

iii.	for those matters stated in clause 8.3a ii.

8.4.	CLIENT LIABILITY

The Client’s liability in Clause 5.5b shall be limited to 100% of the Fees paid.

8.5.	NO LIABILITY FOR ANOTHER’S FAILURE

Neither party will be responsible, liable, or held to be in breach of the Agreement for any failure to perform its obligations under the Agreement or otherwise, to the extent that the failure is caused by the other party failing to comply with its obligations under the Agreement, or by the negligence or misconduct of the other party or its personnel.

8.6.	MITIGATION

Each party must take reasonable steps to mitigate any loss or damage, cost or expense it may suffer or incur arising out of anything done or not done by the other party under or in connection with the Agreement.

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9.	TERM, TERMINATION, AND SUSPENSION

9.1.	DURATION

Unless terminated under this clause 9, the Agreement:

I.	starts on the Signed Date and the commercial agreement is fixed for 36 months

II.	after which time the contract will automatically roll on for a period of 12 months unless notice is given in writing, by either party, of their desire to terminate the contract not less than 120 day’s notice.

III.	notice to terminate the Agreement can be given at any time by either party in writing no less than 90 days before the intended termination date.

9.2.	TERMINATION RIGHTS

A.	Either party may, by notice to the other party, immediately terminate the Agreement if the other party:

B.	breaches any material provision of the Agreement and the breach is not:

i.	remedied within 10 days of the receipt of a notice from the first party requiring it to remedy the breach; or

ii.	capable of being remedied;

C.	becomes insolvent, liquidated or bankrupt, has an administrator, receiver, liquidator, statutory manager, mortgagee or chargee’s agent appointed, becomes subject to any form of insolvency action or external administration, or ceases to continue business for any reason; or

D.	is unable to perform a material obligation under the Agreement for 30 days or more due to Force Majeure.

E.	If the remedies in clause 5.5c are exhausted without remedying or settling the IP Claim, either party may, by notice to the other, immediately terminate the Agreement.

F.	The Supplier may suspend the Services by giving 7 days’ notice if the Client is in more than 15 days arrears of billed fees based on the invoiced scheduled payment day. This clause is applicable to those invoices that are validly raised in accordance with the terms of the agreement and that are not subject to a bona fide dispute,

G.	The Client will be eligible for one month’s free usage if the Supplier fails to meet the Operational Performance as set out in Schedule 1 for a consecutive period of 3 months.

9.3.	CONSEQUENCES OF TERMINATION OR EXPIRY

A.	Termination or expiry of the Agreement does not affect either party’s rights and obligations that accrued before that termination or expiry.

B.	On termination or expiry of the Agreement, the Client must pay all Fees for Services provided prior to that termination or expiry.

C.	Except to the extent that a party has ongoing rights to use Confidential Information, at the other party’s request following termination or expiry of the Agreement, a party must promptly return to the other party or destroy all Confidential Information of the other party that is in the first party’s possession or control.

D.	At any time prior to one month after the date of termination or expiry, the Client may request:

i.	a copy of any Client Data stored using the SaaS Service. On receipt of that request, the Supplier will provide free of charge, all data in either an XML or SQL database format. If the Client requests in another format, the Supplier has the right to charge any reasonable costs for providing this; and/or

ii.	deletion of the Client Data stored using the SaaS Service, in which case the Supplier must use reasonable efforts to promptly delete that Data.

To avoid doubt, the Supplier is not required to comply with clause 9.4di to the extent that the Client previously requested the deletion of the Data.

To avoid doubt, all Client Data is owned and is the property of the Client.

9.4.	OBLIGATIONS CONTINUING

Clauses which, by their nature, are intended to survive termination or expiry of the Agreement, including clauses 4.6, 5, 6, 8, 9.4, 9.5 and 11, continue in force.

9.5.	SUSPENDING ACCESS

Without limiting any other right or remedy available to the Supplier, the Supplier may restrict or suspend the Client’s access to the SaaS Service where the Client (including any of its personnel):

A.	undermines, or attempts to undermine, the security or integrity of the SaaS Service or any Underlying Systems;

B.	uses, or attempts to use, the SaaS Service:

i.	for improper purposes; or

ii.	in a manner, other than for normal operational purposes, that materially reduces the operational performance of the SaaS Service; or

C.	has otherwise materially breached the Agreement (in the Supplier’s reasonable opinion).

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9.6.	NOTICE

The Supplier must give 48 hours written notification and use best efforts to resolve any issues prior to it occurring with the Client before it restricts or suspends the Client’s access under clause 9.5. If the issues are resolved in this period then no restriction or suspension will be imposed

10.	PROTECTION

10.1.	CHANGE OF OWNERSHIP

Without limitation to any other rights in the Agreement, should there be a change of majority control in ownership of the Supplier to a recognized industry competitor of the Client’s, the Client would receive:

A.	Guaranteed continuation of Services at the agreed technical service levels as outlined in this Agreement and its Schedules for 12 months from date of change of majority control; and

B.	Guaranteed continuation of Services at the agreed fees as outlined in this Agreement and its Schedules for 12 months from date of majority control.

10.2.	CLIENT BREAK CLAUSE

The Client has the right to excise a break clause in the event of any change of majority control in ownership of the Supplier to a recognized industry competitor of the Client’s by giving no less than 7 days notice of termination.

10.3.	APPROACHING CUSTOMERS

Each party must not approach any existing customer of the other party, or enter into any discussions or contractual arrangements for the provision of Services that are deemed the same as covered within this agreement, during the term of this Agreement unless agreed by both parties in writing prior to any approach.

10.4.	APPROACHING EMPLOYEES

Each party must not employ any existing employee of the other party during the term of this Agreement, or for a period of 12 months after termination of this Agreement unless agreed by both parties in writing prior to any employment.

11.	DISPUTES

11.1.	GOOD FAITH NEGOTIATIONS

Before taking any court action, a party must use best efforts to resolve any dispute under, or in connection with, the Agreement through good faith negotiations.

11.2.	OBLIGATIONS CONTINUE

Each party must, to the extent possible, continue to perform its obligations under the Agreement even if there is a dispute.

11.3.	RIGHT TO SEEK RELIEF

This clause 11 does not affect either party’s right to seek urgent interlocutory and/or injunctive relief.

12.	GENERAL

12.1.	FORCE MAJEURE

Neither party is liable to the other for any failure to perform its obligations under the Agreement to the extent caused by Force Majeure, provided that the affected party:

A.	immediately notifies the other party and provides full information about the Force Majeure;

B.	uses best efforts to overcome the Force Majeure; and

C.	continues to perform its obligations to the extent practicable.

12.2.	RIGHTS OF THIRD PARTIES

No person other than the Supplier and the Client has any right to a benefit under, or to enforce, the Agreement.

12.3.	WAIVER

To waive a right under the Agreement, that waiver must be in writing and signed by the waiving party.

12.4.	INDEPENDENT CONTRACTOR

Subject to clause 4.2, the Supplier is an independent contractor of the Client, and no other relationship (e.g. joint venture, agency, trust or partnership) exists under the Agreement.

12.5.	NOTICES

A notice given by a party under the Agreement must be delivered to the other party via email using the email address set out in the Key Details or otherwise notified by the other party for this purpose. If the notice is a notice of termination, a copy of that email must be immediately delivered (by hand or courier) to the Chief Executive or equivalent officer of the other party at the other party’s last known physical address.

12.6.	SEVERABILITY

Any illegality, unenforceability or invalidity of a provision of the Agreement does not affect the legality, enforceability or validity of the remaining provisions of the Agreement.

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Software as a Service agreement | Private and confidential ©2020 Gravity Supply Chain Solutions Pte Ltd

12.7.	VARIATION

Any variation to the Agreement must be in writing and signed by both parties.

12.8.	ENTIRE AGREEMENT

The Agreement sets out everything agreed by the parties relating to the Services, and supersedes and cancels anything discussed, exchanged or agreed prior to the Start Date

12.9.	SUBCONTRACTING AND ASSIGNMENT

A.	The Client may not assign, novate, subcontract or transfer any right or obligation under the Agreement without the prior written consent of the Supplier, that consent not to be unreasonably withheld. The Client remains liable for its obligations under the Agreement despite any approved assignment, subcontracting or transfer. Any assignment, novation, subcontracting or transfer must be in writing.

12.10.	LAW

The Agreement is governed by, and must be interpreted in accordance with, the laws of Singapore. Each party submits to the exclusive jurisdiction of the Courts of Singapore in relation to any dispute connected with the Agreement.

12.11.	COUNTERPARTS

The Agreement may be signed in counterparts, each of which constitutes an original and all of which constitute the same agreement. A party may enter the Agreement by signing and emailing a counterpart copy to the other pa

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Gravity Supply Chain Ltd.

Schedule 1 - Technical Service Level Agreement – BNS

Technical Support SLA

This document outlines the procedures and measurements for support of the Gravity Supply Chain Solutions Web Based Application

Terms of Reference

This document supports the SAAS Agreement.

Services

1.1 General

Gravity 1st and 2nd line support is global with 3rd line support being provided from Hong Kong. Access to 1st line support is provided through the in-application chat function available 24 x 7 x 365, and supported by helpdesk email and telephone where appropriate.

1.1 Service Catalogue

The following technical and non-technical services will be provided by Gravity to the Client through deployment of the Gravity platform and applications:

●	Mobilization
●	Project Management & Governance
●	Implementation – design, development, integration, testing, and handover
●	Transition if required
●	1st line Support for 3 months only as defined by the Train the Trainer program
●	2nd and 3rd line Support
●	Training
●	On-going customer success management and application development
●	Hosting / Disaster Recovery (DR)
●	Maintenance

1.3 Incident Management

The Client’s Service Management and/or end user will be able to communicate directly with support staff via in-application chat function, email (                                            ).

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1.3.1 Operating Times

Gravity 1st line support available for the duration of the Train the Trainer program provides 24 x 7 x 365 support coverage with the exception of planned maintenance where the in-application chat function could be unavailable.

1.3.2 Interaction Method

The Client can interact with the Gravity support function via in-application chat function, email (                                             ).

1.3.3 Operational Performance

Excluding planned maintenance, Gravity commits to make all reasonable efforts to provide 99% uptime (measured over a 12 month period) for the Client subject to force majeure events and planned maintenance.

1.3.4 Response and Resolution Times

Gravity commits to the following response and resolutions times for the Client subject to force majeure and unforeseen events. The Gravity support function will reasonably assign appropriate severity level based on summary and clarification.

Severity Level	Summary	Clarification	Response	Update Frequency	Resolution
1	Platform unavailable	Site is unreachable	30 minutes	Hourly	8 hours
2	Important part of the system is unuseable	Impacts upon an important business function.	60 minutes	As necessary	2 Business days
3	Other inconvenient problem	Interferes with normal completion of general work	1 business day	As necessary	5 business days
4	Non urgent issues, issues with acceptable workaround available	Non critical tasks can still be completed with a workaround.	2 business days	As agreed	Delivery against agreed date

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1.3.5 Major Incident Management Reporting

On closure of a major incident, defined as severity level 1, the Gravity support function will provide a Root Cause Analysis report within 5 business days if requested.

1.4 Change Management

Any change and/or downtime of the applications deployed for the Client will be communicated to the Clients service management team. If a change is required outside a release and requires downtime, 14 days confirmation notice will be given and only deployed upon the Client’s agreement subject to 1.5. Emergency change will be given 24 hours notice.

1.5 Configuration Management

The Gravity platform and applications deployed for the Client are source controlled and will be tested on a pre-production environment prior to live release. Where Gravity Community related new releases require the Client sign off prior to deployment, a date for the Client to complete their testing / review will be provided. A minimum of five business days will be provided for feedback. If feedback is not received by this date, Gravity reserves the right to deploy the updated Gravity Community platform and applications without the Client sign-off. For any bespoke development and releases for the Client, these will only be deployed upon the Client sign-off.

1.6 Release Management

Any new release plans with downtime affecting the core infrastructure, platform or deployed applications for the Client will be communicated with appropriate timelines, including user acceptance testing and pre-production testing periods, on a rolling basis.

1.7 Escalation

Within the Gravity support desk software, any issues marked as severity level 1 that is not closed within the agreed resolution time will automatically be escalated to a senior support member. A written report on why the escalation was necessary will be provided to the Client if requested.

1.8 Alert & Availability Management

Any failure or impact to services will be communicated in the first instance to the Client via email.

1.9 Knowledge Management

End user training is initially delivered via in-application training materials and activities, with on-site follow ups as agreed by Gravity as per the Train the Trainer section detailed in section 2.4 of the Schedule 2 - Deliverable Functionality document.

GRAVITY SUPPLY CHAIN LTD. 4

1.10 Design & Test Participation

User Acceptance Testing and Pre-Production testing will be available to the Client end users to test any new releases or functions applicable to the Client’s deployed applications via the provided Demo site.

1.11 Maintenance Schedules

Any planned maintenance and/or downtime will be communicated to the Client prior to action for review.

1.12 Continuous Improvement & Service Reporting

The Gravity platform and applications deployed for the Client will undergo continuous improvement with a commitment to provide service reviews on an annual or otherwise agreed basis.

1.13 Material Service Level Breach

Termination of the services provided by Gravity can be triggered in accordance with supporting Contractual clauses as outlined in the SAAS AGREEMENT document.

1.14 Service Continuity Management

Gravity commits to make all reasonable efforts to have 99% uptime measured over a period of 12 months, subject to force majeure events. If service is unavailable, then Gravity will deploy continuity/DR plans.

Definitions

1st line support - Help Desk support available 24/7/365 via Gravity resources for the duration of the Train the Trainer program
2nd line support - Assists 1st line support in solving basic technical problems and investigating elevated issues.
3rd line support – Assists 2nd line support in investigating elevated issues and solving complex technical problems.

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Purchase Order Management (POM) DELIVERABLE FUNCTIONALITY

POM Deliverable Functionality Page 1/5

1	INTRODUCTION

1.1	Proposal Overview

Following previous engagements between BridgeNet Solutions (BNS) and Gravity Supply Chain Solutions (Gravity), this proposal outlines the deliverables and commercials for the provision of the Gravity Purchase Order Management solution delivered as a white-label platform.

1.2	Solution Offering

Gravity offers one platform solution to BNS, namely:

●	Purchase Order Management

The Purchase Order Management platform will be delivered under a white-label brand and domain (URL) as chosen by BNS. It can be accessed by a single user sign-on subject to the users’ profile and allows BNS to offer to its customers, overseas offices, agents and network partners, a unique cloud-based portal for all import/export and cross trade shipments at either a Purchase Order/Item/SKU data level.

2	PURCHASE ORDER MANAGEMENT (POM)

2.1	Deliverable POM Apps

The deliverable solution will consist a set of apps:

●	SUPPLY
●	TRANSPORT
●	INVENTORY
●	DISCOVER

A combined of these apps under a white-label offered to BNS is known collectively as Purchase Order Management (POM). All APPs get seamlessly integrated into a single code-base, so there is no impact on the user experience due to switching between different APPs.

2.2	APP Versions

The Gravity platform and its POM APPs adopt a continuous improvement approach, and as such, there are no app versions or release controls in place.

As per the commercial agreement, BNS will have access to the latest iteration of the named APPs at all times.

2.3	APP Scope

The apps provided under this POM commercial offering to BNS consist of the following scope:

SUPPLY provides BNS with visibility and control in the overseas ordering, manufacturing, and shipment booking operations. This APP covers the workflow processes from purchase order placement to shipment booking approval (as per 2.4 Deliverable Functionality, Operation Input, and Management Tiles).

Gravity Supply Chain Solutions Limited

POM Deliverable Functionality Page 2/5

TRANSPORT provides BNS with on-demand track and trace functionality of global shipments, as well as shipment documentation and integrations with primary external data sources. This APP covers the workflow processes from CFS Receipt to destination shipment arrival (as per 2.4 Deliverable Functionality, Operation Input, and Management Tiles).

INVENTORY provides BNS visibility and management of inbound cargo bookings to the destination delivery point. This APP covers the workflow processes from customs clearance to receipt at destination delivery point (as per 2.4 Deliverable Functionality, Operation Input, and Management Tiles).

DISCOVER provides BNS with the collection and visualization of key performance indicators, business intelligence, and metric data.

All the above APPs work at the lowest level of Purchase Order/Item/SKU. SKU data level is optional, and different BNS customer requirements can get handled within the same POM deployment.

2.4	Deliverable Functionality

Gravity delivers data and functionality through the use of tiles and associated features. The related tiles and product features will get provided to BNS under the POM commercial offering:

TYPE	FUNCTIONALITY
PLATFORM BRANDING	The delivery of a clean, intuitive user interface in line with BNS brand guidelines.

Gravity will provide branding prototype design options if so desired free of charge and will organize the purchase of domain names if required at BNS’s cost if not otherwise supplied.

DATA INTERFACES

Required import and export data interfaces between the deployed Gravity APPS and BNS. The data interfaces and commercial offering gets based on using the standard Gravity data interfaces and specifications, namely

	●	Import purchase order
	●	Export purchase order acknowledgement
	●	Export vendor shipment booking
	●	Import 3PL shipment booking
	●	Export 3PL shipment booking acknowledgment
	●	Import load manifest
	●	Export load manifest acknowledgment
	●	Import advice of departure
	●	Export advice of departure acknowledgment
	●	Import landside arrival
	●	Export landside arrival acknowledgment
	●	Import landside delivery
	●	Export landside delivery acknowledgment

Gravity Supply Chain Solutions Limited

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OPERATIONAL INPUT AND MANAGEMENT TILES	A set of POM data capture and operational management tiles are provided, covering the following workflow milestones events:

	●	PO management
	●	PO control
	●	PO control authorization
	●	Vendor shipment booking
	●	Vendor document hub
	●	Carrier allocation
	●	3PL shipment booking
	●	Load plan
	●	Shipment booking approval
	●	CFS receipt
	●	Document hub
	●	Load Manifest
	●	Advice of dispatch
	●	Landside arrival
	●	Landside customs clearance
	●	Landside delivery booking
	●	Landside delivery booking confirmation
	●	Landside delivery receipt

All operational Input and management tiles include multi-modal ocean, air, road, and rail functionality and contains UI data validation and data integrity checks.

MASTER DATA MANAGEMENT	●	Locations
	●	Customer/Business Unit
	●	Vendors/Factories
	●	SKU
	●	Load/Mode
	●	Rates

VISIBILITY TILES	●	Goods In-Transit
	●	Search
	●	+10 POM Dataviews
	●	Document library
	●	View documents

MULTI-MODAL TRACKING	●	Vessel tracking (AIS)
	●	Container tracking (Carrier status events)
	●	Flight status tracking
	●	Rail tracking - North America (Mexico, U.S, and Canada)

LOGISTICS SCHEDULING	●	Ocean sailing schedules
	●	Flight schedules

EXCEPTION MANAGEMENT	●	All POM workflow milestone events generate notifications visible in the Activity Feed. A user-configurable feature provides full visibility of each activity taking place.
	●	Exceptions are also managed within the activity feed, allowing users to view any exception notifications based on standard POM milestone event SLA’s.
	●	Raise exceptions and reason code
	●	Maintain and manage reason codes

RISK MANAGEMENT	Users can view any potential risks to the POM activities based on external factors such as; port congestion, port strikes, labor disputes, severe weather, economic events, political events, and so on via the Risk Chain Tile. Drill down to view specific SKU’s at risk.

Gravity Supply Chain Solutions Limited

POM Deliverable Functionality Page 4/5

BUSINESS INTELLIGENCE & ANALYTICS	●	Booking accuracy
	●	On-Time booking
	●	On-Time origin cfs receipt
	●	On-Time transit departure
	●	On-Time transit arrival
	●	On-Time delivery
	●	On-Time destination arrival
	●	On-Time documentation
	●	CBM volume
	●	PO volume
	●	Container volume
	●	Weight volume
	●	Container utilization
	●	Transit time
	●	Stock pipeline
	●	Late PO’s
	●	Volumetric measurement board
	●	PO error ratio
	●	Reason codes
	●	Status reporting
	●	LSP KPI’s

MESSAGE FEED	A communication feature that encourages a collaborative workflow approach between all POM stakeholders.

	●	Ability to message any user or group of users
	●	Search previous messages
	●	Linked messages allows users to associate data with a message thread. Link purchase orders, houseBill and other data values to a conversation
	●	Ability to share pre-configured boards with other users

TECHNICAL SUPPORT	●	24/7 Live chat technical support as per the Service Level Agreement

TRAIN THE TRAINER	Gravity in conjunction with BNS will support a ‘Train the Trainer’ program with the following objectives up to a maximum of three months from signing of the SaaS Agreement:

	●	Educate the nominated BNS colleagues on the basic principles of how to present, demonstrate and sell the white label applications
	●	Educate the nominated BNS colleagues based on how to implement the white label applications with the users
	●	Educate the nominated BNS colleagues the basics of how to manage on-going deployments and customer usage of the white label applications
	●	Educate the nominated BNS colleagues on the basis of how to support customer and internal users on 1st line support via in-application support function. After the expiry of the “Train the Trainer” program, 1st line support responsible transfers to BNS.
	●	The initial Go-Live visit for “Train the Trainer” will be Free of Charge, and subsequent travel costs incurred by association with the ‘Train the Trainer’ program associated with activities carried outside of the USA, UK & Hong Kong will be borne by BNS. Any travel costs outside of the UK & Hong Kong requested by BNS will get billed to BNS. All costs must be pre-approved by BNS prior to any undertaking.

Gravity Supply Chain Solutions Limited

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3	ABOUT THIS PROPOSAL

This proposal has been written based on previous engagements between BNS and Gravity Supply Chain Solutions, and the commercial terms outlined are valid for 60 days from the date of this proposal.

If you have any questions regarding this proposal or Gravity Supply Chain Solutions in general, please contact:

Gravity Supply Chain Solutions Limited